Exhibit 10.44


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of September 16, 1996, by and between K-TEL INTERNATIONAL, INC., a Minnesota corporation (the "Company"), and DAVID WEINER, a California resident ("Executive"),

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Executive and Executive is willing to accept employment on the terms and conditions hereinafter set forth,

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Employment. The Company hereby employs Executive as President, to perform the duties and have the responsibilities set forth in Schedule 1 attached hereto, together with such other duties and responsibilities consistent with Executive's position as President as may be directed by the Chairman and Chief Executive Officer or the Board of Directors of the Company may, from time to time, assign to Executive and Executive hereby accepts such employment on the terms and conditions set forth in this Agreement. The Executive shall report to the Chairman and Chief Executive Officer of the Company and shall be subject to his direction and supervision and the direction and supervision of the Board of Directors.

         2. Duties. Executive hereby agrees to devote his full time, attention and best efforts to the performance of his duties hereunder and to the business affairs of the Company, including its subsidiaries, and to perform his duties in an efficient, trustworthy and business-like manner. During the term of this Agreement, Executive shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage except with the prior written consent of the Company which the Company may withhold in its sole discretion and except for several hours each month for Executive's involvement with Crossroads School.

         3. Compensation. While Executive is employed by the Company under this Agreement, Executive shall receive as full compensation for his services to the Company the following:

         (a) Base Salary. Executive will be paid a base salary at the rate of Two Hundred Thousand and no/100 Dollars ($200,000.00) per annum for the first year of the Term (as defined below), payable consistent with the customary payroll practices of the Company. The base salary shall be increased on each anniversary date of Executive's employment by five percent (5%) or, if the Company's Board of Directors determines a greater percentage increase is warranted based on Executive's performance, such greater percentage.

         (b) Annual Bonus. Executive will participate in the annual management incentive plan based on the targeted operating income of the Company as established by the Company's Board of Directors for each fiscal year (excluding the results of operations in United Kingdom and Finland and the consumer products division for the fiscal year ended June 30,
         1997). The amount of annual bonus will be 40% of base salary earned for the respective fiscal year if the maximum performance target (after taking into account all bonuses earned and excluding any extraordinary income items, including litigation proceeds or sales of assets outside the ordinary course of business, and excluding any expenses associated with such extraordinary items) is achieved and, if the maximum performance target is exceeded, such bonus amount plus 2% of the operating income (after taking into account all bonuses earned and excluding any extraordinary income items, including litigation proceeds or sales of assets outside the ordinary course of business) in excess of the maximum performance target for operating income. The annual bonus shall be paid on November 1st following the end of the fiscal year if Executive is employed on such payment date, except for the fiscal year ended June 30, 1999 and for such fiscal year Executive shall only be required to be employed by the Company through the end of the term of this Agreement to receive the bonus for such fiscal year on November 1, 1999.

         (c) Non-Qualified Stock Option. The Company will, upon execution of this Agreement, grant Executive a non-qualified option covering 200,000 shares of the Company's common stock pursuant to the Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

         (d) Benefits. The Company will provide Executive such fringe benefits as the Company from time to time provides generally to its management employees, such as vacation, health and life insurance. In determining the length of employment with the Company for the purpose of calculating the amount of vacation to which Executive is entitled, the period of the prior service of Executive as an employee of the Company shall be included. In addition, the Company will provide Executive the following additional benefits: (i) domestic travel will be coach class with upgrades when possible and international travel will be business class, (ii) a utility type vehicle will be leased for Executive's use in Minneapolis, Minnesota at a cost to the Company not to exceed $500 per month, and (iii) the Company will lease an apartment for Executive's use in Minneapolis, Minnesota during the first six months of the Term at a cost to the Company not to exceed $1,000 per month.

         4. Term. The employment (the "Term") of Executive under this Agreement shall commence on the date hereof and shall continue for a period of three years from the date hereof unless the Executive's employment is sooner terminated as follows:

         (a) The death of Executive or the disability of the Executive which prevents Executive from performing his duties for a period of sixty days.

         (b) The voluntary termination of employment by Executive upon thirty
         (30) days prior written notice to the Company or such shorter period as the Company may determine after receiving such voluntary termination notice.

         (c) The termination of employment by the Company for "Cause" upon written notice to Executive. The term "Cause" shall mean: (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under paragraph 2 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive of a felony.

         (d) The termination of Executive's employment by the Company without Cause upon written notice by the Company.

In the event that the Executive's employment is terminated for any reason, the Executive shall be entitled to his accrued base salary and vacation pay through the date of termination. The Executive shall also be entitled to the annual bonus under paragraph 3(b) with respect to any fiscal year of the Company if such termination occurs after the end of such year and before the payment of such annual bonus. In addition, in the event of a termination under paragraph 4(d), then the Executive shall also be entitled to a continuation of his base salary from the date of termination of his employment through the third anniversary of the date hereof.

         5. Confidentiality. The Executive agrees that, at all times, both during and after his employment with the Company, he will not disclose any confidential or proprietary information obtained by him as a result of his employment with the Company or any of its subsidiaries other than as required to other employees in the normal operation of the Company's business. The Executive agrees that upon the termination of his employment, regardless of the reason therefor, all records and other information pertaining to the Company or its subsidiaries, including any computer disks or files, customer lists and other confidential or proprietary information in his possession, shall be returned to the Company, whether those records were prepared by Executive or by others.

         6. Patent Rights and Inventions. The Executive shall immediately disclose to the Company any and all improvements and inventions that he may conceive and/or reduce to practice solely or jointly or commonly with others, either while employed by the Company, or within a period one year from the termination of such employment, with respect to (a) any methods, processes or apparatus concerned with the use or production of any type of goods or materials sold or used by the Company and (b) any type of products, goods or materials sold or used by the Company. The Executive shall also immediately assign, transfer and set over to the Company his entire right, title and interest in and to any and all of such inventions as are specified in this paragraph 6 and in and to any and all applications for letters patent that may be filed on such inventions and in and to all letters patent that may issue, or be issued, upon such applications. In connection therewith and for no additional consideration, the Executive agrees:

         (a) to sign any and all instruments deemed necessary by the Company for the filing and prosecution of any applications for letters patent of the United States or of any foreign country that the Company may desire to file upon such inventions as are specified in this paragraph 6;

         (b) to sign all instruments necessary for filing and prosecuting any divisional, continuation, continuation-in-part or reissue applications that the Company may desire upon such applications for letters patent; and

         (c) to sign all instruments deemed necessary by the Company for reviving, re-examining or renewing any of such applications for letters patent.

Section 181.79 of the Minnesota Statutes provides that the agreement of Executive contained in this paragraph 6 does not apply, and written notification is hereby given to the Executive that this paragraph 6 does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive's own time, and (i) which does not relate (A) directly to the business of the Company, or (B) to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by the Executive for the Company.

         7. No Hiring or Soliciting of Executives. For a period of two years after termination of Executive's employment for any reason, the Executive shall not directly or indirectly employ, solicit or otherwise seek to hire, whether on his behalf or on the behalf of another person, any person employed by the Company or any of its subsidiaries.

         8. Covenant Not to Compete. While Executive is employed by the Company and, in the event of a termination of employment other than a termination by the Company without Cause pursuant to paragraph 4(d), for a period of one year after such termination of the Executive's employment, the Executive agrees that he will not directly or indirectly compete with the Company or any of its subsidiaries. The Executive shall be deemed to be competing with the Company or any of its subsidiaries if, without the prior written approval of the Board of Directors of the Company, he becomes an officer, employee, agent, partner, director, consultant, investor or lender to or of any person or entity engaged in or otherwise provides any services or advice to any person or entity engaged in either (i) the direct response marketing or distribution for retail sale of pre-recorded music products or (ii) any consumer convenience products which the Company or its subsidiaries has marketed during the period of Executive's employment, within the United States, Canada, United Kingdom, Germany or any other foreign country in which the Company or any of its subsidiaries has conducted such business during the period of Executive's employment with the Company. In addition, in the event of a termination by the Company without Cause, of employee under paragraph 4(d), Executive shall be bound by the provisions of this paragraph 8 for a period of one year following such termination if the Company agrees in writing at the time such termination to pay Executive the sum of $100,000 in addition to any other amounts due to Executive which sum shall be payable in twelve equal consecutive monthly installments commencing on the date of termination of Executive's employment.

         9. Severability. Should any covenant, term or condition contained in this Agreement or portion thereof, become or be declared invalid or unenforceable by a court of competent jurisdiction, the parties request that such court judicially modify such unenforceable provision consistent with the intent of this paragraph so that it shall be enforceable to the fullest extent possible, and in any event the invalidity of any provision of this Agreement shall not affect the validity of any other provision elsewhere in this agreement.

         10. Specific Enforcement. The Executive understands and agrees that a breach by him of any provisions contained in paragraphs 5, 6, 7 or 8 of this Agreement may cause the Company irreparable injury and damage which cannot be compensable by receipt of money damages. The Executive, therefore, expressly agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief or prevent a breach of this Agreement or any part hereof.

         11. Modification and Construction. This Agreement supersedes any prior agreements relating to Executive's employment by the Company, whether oral or in writing, and any such agreements are hereby terminated and revoked, except that Executive's consulting arrangement with Dominion Vertriebs, a subsidiary of the Company, will continue until an aggregate of $25,000 has been paid to Executive thereunder. This Agreement may only be changed or modified in a writing signed by both parties. The failure by any party to insist upon strict compliance by the other party with respect to any of the terms or conditions hereof shall not be deemed a waiver of any of such terms or conditions nor shall any waiver or relinquishment of any right or power hereunder at one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         12. Assignment. The rights and obligations of the parties hereof shall inure to the benefit of the other and shall be binding upon their respective successors and assigns or heirs and legal representatives, except that the Executive may not assign his obligations hereunder.

         13. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    K-TEL INTERNATIONAL, INC.


                                    By: /S/ Philip Kives
                                        ------------------------------------
                                        Philip Kives, Chairman and
                                        Chief Executive Officer



                                     /S/ David Weiner
                                     ---------------------------------------
                                     David Weiner




                                                                      Schedule 1

                   Description of Duties and Responsibilities


         Executive shall be the President of the Company. Executive shall report directly to the Chairman of the Board/Chief Executive Officer. All managers in all divisions, domestic and international operations shall report directly to the Executive. Executive shall be responsible for the day to day management of the operations of the Company's businesses and shall have the authority to delegate management responsibilities in Executive's prudent business judgment, subject to the ultimate direction of Company's business affairs remaining with the Chairman of the Board/Chief Executive Officer and the Board of Directors. The Executive shall have full power and authority to hire and fire all employees of the Company subject to the approval of the Chairman of the Board/Chief Executive Officer if such decisions affect any employee or prospective employee whose annual savings are reasonably expected to exceed $100,000 and to manage and conduct all the business of Company subject to expenditure and other strategic policies set by the Chairman of the Board/Chief Executive Officer or the Company's Board of Directors.

         Executive's duties, responsibilities and authorities shall be commensurate with such duties, responsibilities and authorities generally given to a president of like-size companies. Subject to policies set by the Board of Directors, Executive's duties and responsibilities shall include, but not be limited to the following:

         * The Executive shall provide strategic and tactical direction to increase the Company's profitability and business growth, including maximization of shareholder value.

         * Executive shall provide leadership to senior management team, including international managers in developing new markets and business opportunities for the company's products and to either phase out, restructure and/or dispose of businesses that do not meet Company's profitability targets and/or do not fit strategically with Company's core business, provided that any major decisions having a potential long term effect shall be approved by the Chairman of the Board/Chief Executive Officer.

         * The Executive shall plan, direct and coordinate the marketing of the company's products and services, assuring that products are marketed in accordance with budgeted objectives to obtain maximum profitability and volume in relation to preset standards and to general and specific trends within the industry and economy.

         It is understood that Executive may perform his duties from Los Angeles, California for up to five working days a month to be used with discretion.